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                                                                EXHIBIT 99.3



             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, John W. Guffey, Jr., hereby consent to be named as a person about to become a director of The B.F.Goodrich Company in the Registration Statement on Form S-4 of The B.F.Goodrich Company dated March 8, 1999.

                                                        /s/ John W. Guffey, Jr.
                                                        -----------------------
                                                        John W. Guffey, Jr.

Dated: March 8, 1999